                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Jore Corporation
Ronan, Montana

    We consent to the incorporation by reference in this Registration Statement of Jore Corporation on Form S-8 of our report dated May 12, 1999 (August 19, 1999 as to Note 11) on the consolidated financial statements of Jore Corporation and subsidiaries appearing in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that relates to Amendment No. 5 to Registration Statement No. 333-78357 of Jore Corporation on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
October 13, 1999